UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BEYOND AIR, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

900 STEWART AVENUE, Suite 301

Garden City, NY 11530

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 4:30 p.m. Eastern Time on Thursday, December 10, 2026

Dear Stockholders of Beyond Air, Inc.:

We cordially invite you to attend the annual meeting of stockholders, which we refer to as the Annual Meeting, of Beyond Air, Inc., a Delaware corporation, which will be held on Thursday, December 10, 2026 at 4:30 p.m. Eastern Time, in person at the offices of Beyond Air, Inc., 900 Stewart Avenue, Suite 301, Garden City, New York, 11530, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect five directors, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified;
2.	To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the transition period from April 1, 2026 to December 31, 2026;
3.	To approve, by an advisory (non-binding) vote, named executive officer compensation;
4.	To approve, if necessary, the adjournment or postponement of the Annual Meeting, to continue to solicit votes if quorum is not met, or additional votes are required for any proposals; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on October 12, 2026, as the record date for the Annual Meeting (“Record Date”). Only stockholders of record on October 12, 2026, are entitled to notice of and to vote at the Annual Meeting, including any adjournment(s) or postponement(s) thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card you received in the mail, and the additional information in the accompanying proxy statement. Other detailed information about our business and operations, including our audited financial statements, is included in our Annual Report on Form 10-K for the year ended March 31, 2026 (the “Annual Report”). We urge you to read and consider these documents carefully.

YOUR VOTE IS IMPORTANT, regardless of the number of shares you own and whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Beyond Air.

By order of the Board of Directors,

/s/ Robert S. Goodman
Chief Executive Officer
Garden City, New York
October 30, 2026

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BEYOND AIR, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 4:30 p.m. Eastern Time on Thursday, December 10, 2026

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders (the “Annual Meeting”) of Beyond Air, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held in person on Thursday, December 10, 2026, at 4:30 p.m. Eastern Time, at the offices of Beyond Air, Inc., 900 Stewart Avenue, Suite 301, Garden City, New York, 11530. These proxy materials and our Annual Report on Form 10-K for the year ended March 31, 2026 (our “Annual Report”) are first being mailed on or about October 30, 2026, to all stockholders of record, entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Change in Fiscal Year. Our Board of Directors approved a change in our fiscal year end from March 31 to December 31. As a result, the period from April 1, 2026 to December 31, 2026 is a transition period (the “Transition Period”), and our next fiscal year will begin on January 1, 2027. Unless otherwise indicated, references in this proxy statement to “fiscal 2026” or the “fiscal year ended March 31, 2026” refer to the twelve-month period from April 1, 2025 to March 31, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON December 10, 2026. Our proxy statement, the enclosed proxy card and our Annual Report for the fiscal year ended March 31, 2026, are electronically available at proxyvote.com.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical facts included in the Proxy Statement are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described under Item 1A of our most recent Annual Report on Form 10-K, as may be updated in our subsequent Quarterly Reports on Form 10-Q, and other subsequent reports and documents that we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether because of new information, future events or otherwise, except as required by law.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

Our Board of Directors is soliciting your proxy to vote at our Annual Meeting, including at any adjournment, continuation, or postponement of the meeting. These proxy materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials to all stockholders of record entitled to vote at the Annual Meeting.

Who is entitled to vote?

Holders of our common stock as of the close of business on October 12, 2026, the “Record Date” for the Annual Meeting, may vote at the Annual Meeting. As of the Record Date, there were 1,665,482 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by such stockholder on the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and a notice and proxy statement were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

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Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the notice and proxy statement were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

What is a “broker non-vote”?

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker, bank, trust or other nominee with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when the broker, bank, trust or other nominee is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

What matters am I voting on?

You will be voting on:

●	the election of five directors, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified;
●	a proposal to ratify the appointment of WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for the Transition Period;
●	approval, on an advisory basis, of named executive officer compensation;
●	a proposal to approve, if necessary, the adjournment or postponement of the Annual Meeting, to continue to solicit votes if quorum is not met, or additional votes are required for any proposals; and
●	any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends a vote:

●	“FOR” the election of each director nominee;
●	“FOR” the ratification of the appointment of Withum as our independent registered public accounting firm for the Transition Period;

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●	“FOR” the advisory approval of named executive officer compensation; and
●	“FOR” the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes to reach quorum, or any proposals, as applicable.

How many votes are needed for approval of each proposal?

●	Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person, by remote communication, if applicable, or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

●	Proposal No. 2: The ratification of the appointment of Withum requires the affirmative vote of a majority of the shares of our common stock present in person, by remote communication, if applicable, or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Because this proposal is considered a “routine” matter under applicable stock exchange rules, there will not be any broker non-votes on this proposal.

●	Proposal No. 3: The approval, on an advisory basis, of named executive officer compensation requires the affirmative vote of a majority of the shares of our common stock present in person, by remote communication, if applicable, or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

●	Proposal No. 4: The approval of the adjournment or postponement of the Annual Meeting, if necessary, requires the affirmative vote of a majority of the shares of our common stock present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting. Abstentions are considered votes present on this proposal, and thus, will have the same effect as a vote “against” the proposal. Because broker non-votes represented by proxy at the Annual Meeting are considered shares present, broker non-votes will have the same effect as a vote “against” this proposal.

What is the quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws (“Bylaws”) and Delaware law. The presence, in person, by remote communication, if applicable, or by proxy, of a majority of all outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

VOTE BY INTERNET www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

The Annual Meeting will be held on Thursday, December 10, 2026, at 4:30 p.m. Eastern Time, at our offices located at 900 Stewart Avenue, Suite 301, Garden City, New York 11530.

Even if you plan to attend the Annual Meeting in person, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend.

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If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting by:

●	entering a new vote by Internet or by telephone;
●	completing and mailing a later-dated proxy card;
●	notifying the Secretary of Beyond Air, Inc., in writing, at 900 Stewart Avenue, Suite 301, Garden City, NY 11530; or
●	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

Space for the Annual Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 4:00 p.m. Eastern Time and the Annual Meeting will begin at 4:30 p.m. Eastern Time. Each stockholder should be prepared to present:

●	valid government photo identification, such as a driver’s license or passport; and
●	if you are a street name stockholder, proof of beneficial ownership as of the Record Date, such as your most recent account statement reflecting your stock ownership as of October 12, 2026, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Please allow ample time for check-in. Parking is limited.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Robert S. Goodman, our Chief Executive Officer, and Adam Newman, our Corporate Secretary, have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

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How are proxies solicited for the Annual Meeting?

Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on “routine” matters: the proposal to ratify the appointment of Withum as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors or the approval of named executive officer compensation, or the approval of, if necessary, of the adjournment or postponement of the Annual Meeting, each of which is a “non-routine” matter, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Beyond Air, Inc.

Attention: Investor Relations

900 Stewart Avenue, Suite 301

Garden City, NY 11530

Tel: (516) 665-8200

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

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What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

In order for a stockholder proposal to be considered for inclusion in our proxy statement for our next Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, the written proposal must be received at our principal executive offices on or before [  ], 2027. Proposals  received after that date will not be included in the proxy materials we send out in connection with our next Annual Meeting of Stockholders. The proposal should be addressed to the attention of Secretary, Beyond Air, Inc., 900 Stewart Avenue, Suite 301, Garden City, NY 11530. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

In accordance with Article III, Section 5(b)(iii) of our Bylaws, a stockholder who wishes to present a proposal for consideration at the next Annual Meeting of Stockholders must deliver a notice of the matter the stockholder wishes to present to our principal executive offices at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of the Annual Meeting. Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than August 12, 2027 and no later than September 11, 2027 (except that in the event that the date of the next Annual Meeting of Stockholders is advanced by more than 30 days, or delayed by more than 30 days, from the first anniversary of the Annual Meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to the next Annual Meeting of Stockholders and not later than the close of business on the later of (A) the 90th day prior to the next Annual Meeting of Stockholders or (B) the tenth day following the day on which public disclosure of the date of the next Annual Meeting of Stockholders was made).

The notice should include a brief description of the business desired to be brought before the next Annual Meeting of Stockholders, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and any other information concerning such matter that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as if the matter had been proposed, or intended to be proposed, by our Board of Directors. As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the notice should include the information required by Article III, Section 5(b)(iv) of our Bylaws.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating committee and Board of Directors. Any such recommendations should include the nominee’s name, address, date of birth, principal occupation or employment (present and for the past five years) and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section of this proxy statement titled “Director Candidates”.

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must provide the information required by our Bylaws. In addition, a stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

In addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than our nominees for our next Annual Meeting of Stockholders must provide the notice required by Rule 14a-19 under the Exchange Act no later than October 11, 2027.

Availability of Bylaws

A copy of our Bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of five members. Four of our directors are independent within the meaning of the listing standards of The Nasdaq Stock Market (“Nasdaq”). Pursuant to our Bylaws, our directors are elected at each annual meeting of stockholders, and serve until their successors are elected and qualified at the next annual meeting of stockholders, or until their prior death, resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES.

All of our directors bring to our Board of Directors executive leadership experience from their service as executives and/or directors of our company and/or other entities. The biography of each of the nominees below contains information regarding the person’s business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes and skills that caused the nominating committee and our Board of Directors to determine that the person should serve as a director, given our business and structure.

Name	Age	Position
Robert F. Carey	68	Chairman of the Board of Directors
Robert S. Goodman	62	Chief Executive Officer and Director
Dr. William Forbes	65	Director
Yoori Lee	54	Director
Erick J. Lucera	59	Director

Robert F. Carey, Chairman of the Board

Robert F. Carey joined our Board of Directors in February 2019 and serves as Chairman and as a member of our audit committee and nominating committee. He has an extensive track record of accomplishment within the biopharmaceutical and healthcare investment banking industry. He has assisted biotech and specialty pharma companies in raising more than $10 billion in initial public offerings, follow-on offerings, debt offerings, and private placements. He has served as a financial advisor on mergers, acquisitions, and strategic alliance transactions with a total deal value of more than $10 billion. Mr. Carey is a co-founder and from July 2020 until December 2022 was President of ACELYRIN, INC., a biopharmaceutical company developing life-changing drug therapies.

Mr. Carey previously served as Executive Vice President and Chief Business Officer at Horizon Therapeutics plc from March 2014 to September 2019, during which Horizon Therapeutics deployed in excess of $3.5 billion to acquire or license eight commercial products and three products in development and grew net sales from $74 million in 2013 to approximately $1.2 billion in 2018, a compound annual growth rate of 75%. Before Horizon, he spent more than 11 years as Managing Director and Head of the Life Sciences Investment Banking Group at JMP Securities. Mr. Carey was also Managing Director in the healthcare groups at Dresdner Kleinwort Wasserstein and Vector Securities. He received his B.B.A. in Accounting from the University of Notre Dame. Mr. Carey currently serves on the board of Beyond Cancer Ltd., the Company’s majority owned affiliate, and on the board of Sangamo Therapeutics, Inc.

Our Board of Directors believes that Mr. Carey’s experience and perspective advising the Company and other life sciences companies in connection with financings and strategic transactions, as well as his depth of operating and senior management experience in our industry, provide him with the qualifications and skills to serve as a director.

Robert Scott Goodman, Chief Executive Officer and Director

Mr. Goodman was appointed as a director of the Company on June 16, 2025. Mr. Goodman served as Chief Commercial Officer from November 2025 until March 27, 2026, when he was appointed to serve as Chief Executive Officer. He brings over 30 years of experience in sales strategy, go-to-market execution, strategic partnerships and growth management. He has been instrumental in shaping the Company’s recent commercial approach and is widely recognized for his ability to expand market penetration and accelerate product adoption in competitive healthcare sectors. Prior to joining Beyond Air, Mr. Goodman served as Chief Commercial Officer at WEP Clinical from 2023 to 2024, and ActiGraph from 2022 to 2023, where he led global commercial operations and go to market execution. Earlier in his career, he spent more than nine years at BioTelemetry, Inc. (acquired by Royal Philips), including as Division President and Business Head of BioTel Care and Alliance from 2017 to 2021 and Senior Vice President of Global Sales and Marketing at BioTel Research, helping scale multiple businesses through periods of accelerated growth and strategic transformation. He previously held senior leadership roles at Cardiocore (acquired by BioTelemetry), Thermo Fisher Scientific, and Pfizer, where he spent 15 years in progressively senior commercial positions. Mr. Goodman currently serves on the board of Fourth Frontier. He is a retired U.S. Army officer and holds a B.S. degree from Norwich University.

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Our Board of Directors believes that Mr. Goodman’s experience and perspective as our Chief Executive Officer, as well as his extensive commercial leadership experience in the healthcare and life sciences sectors, provide him with the qualifications and skills to serve as a director.

Dr. William Forbes, Director

Dr. William Forbes joined our Board of Directors in August 2018. He brings to our Board of Directors more than 30 years of pharmaceutical product development experience and, working with health authorities in the US and Europe, has contributed to numerous marketing approvals spanning a diverse range of therapeutic areas. Dr. Forbes has served as Chief Development Officer of Heron Therapeutics, Inc. (Nasdaq: HRTX), a Nasdaq-traded commercial-stage biotechnology company, since June 2023. Prior to joining Heron, he served as the Chief Development Officer of Trevi Therapeutics, a clinical-stage pharmaceutical company focused on serious neurologically mediated diseases, from February 2021 to September 2022. Prior to Trevi, Dr. Forbes was at Salix Pharmaceuticals as the Chief Development Officer and also Head of Medical and R&D from January 2005 to June 2015. Prior to Salix, Dr. Forbes spent 15 years in Clinical Development & Regulatory Affairs and Clinical Research at a number of global pharmaceutical companies.

Our Board of Directors believes that Dr. Forbes’ experience and perspective advising our company, as well as his depth of operating and senior management experience in our industry, provide him with the qualifications and skills to serve as a director.

Yoori Lee, Director

Yoori Lee joined our Board of Directors in January 2018. She has served as Co-founder and President of Trio Health Advisory Group, Inc. since 2013. Trio Health’s mission is to improve the quality of care in patient outcomes through coordinating the efforts of all patient care stakeholders. Prior to Trio Health, Ms. Lee spent over 15 years at Leerink Partners LLC, a leading healthcare investment bank, where she was Managing Director, and Director of MEDACorp Services. Additionally, she helped found the MEDACorp network, a cadre of experts including more than 35,000 healthcare professionals in diverse areas of practice such as clinical medicine, biomedical research, regulatory affairs, public policy, healthcare administration and healthcare information technology.

Our Board of Directors believes that Ms. Lee’s experience and perspective advising our company as well as her experience with Leerink Partners LLC and MEDACorp provide her with the qualifications and skills to serve as a director.

Erick J. Lucera, Director

Erick J. Lucera joined our Board of Directors in August 2017. He has served as the Chief Financial Officer of Dyne Therapeutics, Inc. (Nasdaq: DYN), a Nasdaq-listed biotechnology company focused on developing targeted therapies for people living with genetically driven neuromuscular disease, since March 31, 2025. He previously served as Executive Vice President and Chief Financial Officer of Editas Medicine, Inc. (Nasdaq: EDIT), a Nasdaq-listed clinical-stage genome-editing company, from May 2023 to March 2025. He was the Chief Financial Officer of AVEO Oncology (Nasdaq: AVEO), a biopharmaceutical company focused on targeted medicines for oncology and other unmet medical needs, from 2020 to 2023, when it was acquired by LG Chem, and was the Chief Financial Officer of Valeritas Holdings, Inc., a U.S. Nasdaq traded commercial stage company developing new technology for diabetes, from 2016 to 2019. Mr. Lucera served as Chief Financial Officer, Treasurer and Secretary of Viventia Bio from 2015 to 2016. From 2012 to 2015, he was Vice President, Corporate Development at Aratana Therapeutics, a veterinary biopharmaceutical company. While at Aratana, he helped grow the company’s product pipeline through a series of acquisitions and in licensing transactions financed through five public and private offerings of nearly $250 million. Before his career as a healthcare company executive, Mr. Lucera spent over 15 years in investment management as a healthcare analyst at Eaton Vance, the portfolio manager of the Triathlon Life Sciences Fund at Intrepid Capital and as head of the healthcare research team at Independence Investments. He has served on the board of directors of SAB Biotherapeutics, Inc., a Nasdaq-traded clinical-stage biopharmaceutical company, since April 2023. He holds a CPH from Harvard University, an MS in quantitative finance from Boston College, an MBA from Indiana University Bloomington, and a BS in accounting from the University of Delaware. Mr. Lucera has obtained CFA, CMA, and CPA designations.

Our Board of Directors believes that Mr. Lucera’s experience and perspective advising the Company and other life sciences companies on strategic transactions and financings, as well as his depth of operating and senior management experience in our industry, provide him with the qualifications and skills to serve as a director.

8

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers who are not also directors.

Name	Age	Position
Michael Gaul	72	Chief Operating Officer
Daniel Moorhead	54	Chief Financial Officer

Daniel Moorhead, Chief Financial Officer

Mr. Moorhead was appointed to serve as the Chief Financial Officer of the Company effective as of January 5, 2026. Mr. Moorhead most recently served as the Chief Financial Officer of Zynex, Inc. from June 2017 to August 2025. Prior to his role with Zynex, Mr. Moorhead previously served as Chief Financial Officer of Evolving Systems, Inc. (Nasdaq: EVOL) from January 2016 until May 2017, after having served as Vice President of Finance & Administration from December 2011 through December 2015 and in other financial management roles from 2002-2005 and 2008-2011. Mr. Moorhead is a CPA and holds a B.B.A. in Accounting from the University of Northern Colorado.

Michael Gaul, Chief Operating Officer

Michael Gaul has been our Chief Operating Officer since July 1, 2022. Mr. Gaul joined the Company in May 2020 as Senior VP, Operations, a title he held until June 2022. Mr. Gaul has led teams in operations, sales and marketing, supply chain, distribution, quality, regulatory, human resources, and finance. He has had P&L experience with multi-plant responsibility in both the US and Asia, including roles with Sparton Corporation (Group VP, Manufacturing & Design Services Business Unit; Group VP, Medical Business Unit), a defense contractor for maritime defense, from September 2011 to February 2020, SynCardia Systems (COO; VP Operations), a manufacturer and provider of the commercially approved Total Artificial Heart, from June 2005 to February 2011, Ventana Medical Systems (now known as Roche Tissue Diagnostics) (VP & General Manager, Operations), a medical device company, from September 2003 to April 2005, and Robotic Vision Systems, Inc. (General Manager, Vanguard Division; VP Operations, Systemation Division), a maker of machine vision systems, from September 1997 to June 2003. He also currently serves on the Board of Directors of BioOhio to support and promote Ohio’s bioscience industry. Mr. Gaul has a BS, Business Administration from Delaware Valley University, and an MBA from Florida Institute of Technology.

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CORPORATE GOVERNANCE

Family Relationships

There are no family relationships among any of our current or former directors or executive officers.

Involvement in Certain Legal Proceedings

Erick J. Lucera was the Chief Financial Officer of Valeritas Holdings, Inc. until January 3, 2020. On February 9, 2020, Valeritas Holdings, Inc. filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in order to facilitate its sale to a Denmark-based biotechnology company. The plan of liquidation was approved on June 8, 2020 and became effective on June 30, 2020.

Daniel Moorhead was the Chief Financial Officer of Zynex, Inc. until August 29, 2025. On December 15, 2025, Zynex, Inc. filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. The reorganization plan was confirmed on March 19, 2026, and became effective on March 26, 2026.

Except as set forth above, none of our directors, executive officers, significant employees, promoters or control persons has been involved in any legal proceeding in the past ten years that would require disclosure under Item 401(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Board Meetings and Committees

During our fiscal year ended March 31, 2026, our Board of Directors held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we strongly encourage our directors to attend. One of our directors attended our last annual meeting of stockholders.

Our Board of Directors has established three standing committees: the audit committee, the compensation committee, and the nominating committee. The current members of our audit committee are Erick J. Lucera, Yoori Lee and Robert F. Carey, with Erick J. Lucera serving as chairperson. The current members of our compensation committee are Yoori Lee, Erick J. Lucera and Dr. William Forbes, with Yoori Lee serving as chairperson. The current members of our nominating committee are Robert S. Goodman, Robert F. Carey and Dr. William Forbes, with Robert S. Goodman serving as chairperson.

Our Board of Directors has determined that each of Erick J. Lucera, Yoori Lee, Dr. William Forbes and Robert F. Carey are independent within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules and the rules and regulations promulgated by the SEC. In making its independence determinations, the Board of Directors sought to identify and analyze all of the facts and circumstances related to any relationship between a director, his or her immediate family and our company and our affiliates and did not rely on categorical standards other than those contained in the Nasdaq rule referenced above. Our Board of Directors has determined that Erick J. Lucera, Yoori Lee and Robert F. Carey meet the additional test for independence for audit committee members imposed by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Rule 5605(c)(2)(A) of the Nasdaq Listing Rules, and that Erick J. Lucera, Yoori Lee and Dr. William Forbes meet the additional test for independence for compensation committee members imposed by Rule 5605(d)(2)(A) of the Nasdaq Listing Rules. In determining that Mr. Carey is independent under Rule 5605(a)(2) of the Nasdaq Listing Rules and satisfies the audit committee independence requirements of Rule 10A-3 and Rule 5605(c)(2)(A), our Board of Directors considered Mr. Carey’s role as a lender to the Company, and his ownership of the related warrants, as described under “Related Person Transactions,” and concluded that these arrangements do not interfere with his exercise of independent judgment in carrying out his responsibilities as a director and audit committee member.

10

Audit Committee

The primary purpose of our audit committee is to assist our Board of Directors in the oversight of the integrity of our accounting and financial reporting process, the audits of our consolidated financial statements, and our compliance with applicable legal and regulatory requirements. It also oversees internal controls and cybersecurity risk matters, and discusses Company policies related to risk assessment and risk management. Our audit committee met five times during the fiscal year ended March 31, 2026. The functions of our audit committee include, among other things:

●	hiring the independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and monitoring its independence and performance;
●	reviewing and approving the planned scope of the annual audit and the results of the annual audit;
●	pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;
●	reviewing the significant accounting and reporting principles to understand their impact on our consolidated financial statements;
●	reviewing our internal financial, operating and accounting controls with management, our independent registered public accounting firm and our internal audit provider;
●	reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;
●	periodically reviewing and discussing with management the effectiveness and adequacy of our system of internal controls;
●	in consultation with management and the independent auditors, reviewing the integrity of our financial reporting process and adequacy of disclosure controls;
●	reviewing potential conflicts of interest under and violations of our code of conduct;
●	establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;
●	reviewing and approving related-party transactions; and
●	reviewing and evaluating, at least annually, our audit committee’s charter.

With respect to reviewing and approving related-party transactions, our audit committee will review related-party transactions for potential conflicts of interest or other improprieties. Under SEC rules, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and Board of Directors membership. Our audit committee could approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to this committee or the full Board of Directors any potential conflict of interest, or personal interest in a transaction that our Board of Directors is considering. Our executive officers are required to disclose any related-party transaction to the audit committee. We also poll our directors on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Any director involved in a related-party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practicable. The Company has written policies and procedures with respect to related person transactions for managing any such situations.

The financial literacy requirements of the SEC require that each member of our audit committee be able to read and understand fundamental financial statements. In addition, at least one member of our audit committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act, and have financial sophistication in accordance with the Nasdaq Stock Market listing rules. Our Board of Directors has determined that Erick J. Lucera qualifies as an audit committee financial expert.

11

Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Our audit committee charter is available on our website at www.beyondair.net under “Investors—Governance”. Information contained on or accessible through this website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.

Compensation Committee

The primary purpose of our compensation committee is to assist our Board of Directors in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. Our compensation committee met two times during the fiscal year ended March 31, 2026. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our compensation committee include, among other things:

●	designing and implementing competitive compensation, retention and severance policies to attract and retain key personnel;
●	reviewing and formulating policy and determining the compensation of our Chief Executive Officer, our other executive officers and employees;
●	reviewing and recommending to our Board of Directors the compensation of our non-employee directors;
●	reviewing and evaluating our compensation risk policies and procedures;
●	administering our equity incentive plans and granting equity awards to our employees, consultants and directors under these plans;
●	administering our performance bonus plans and granting bonus opportunities to our employees, consultants and non-employee directors under these plans;
●	if required from time to time, preparing the analysis or reports on executive officer compensation required to be included in our annual proxy statement;
●	engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and
●	reviewing and evaluating, at least annually, our compensation committee’s charter.

The compensation committee retains sole authority to hire any compensation consultant, approve such consultant’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

The compensation committee reviews our compensation policies and practices for all employees, including our named executive officers, as they relate to risk management practices and risk-taking incentives to assess and determine that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on us.

Our compensation committee charter is available on our website at www.beyondair.net under “Investors—Governance”. Information contained on or accessible through this website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.

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Nominating Committee

The primary purpose of our nominating committee is to assist our Board of Directors in promoting the best interest of our company and our stockholders through the implementation of sound corporate governance principles and practices. Our nominating committee met two times during the fiscal year ended March 31, 2026. The functions of our nominating committee include, among other things:

●	identifying, reviewing and evaluating candidates to serve on our Board of Directors;
●	determining the minimum qualifications for service on our Board of Directors;
●	developing and recommending to our Board of Directors an annual self-evaluation process for our Board of Directors and overseeing the annual self-evaluation process;
●	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board of Directors any changes to such principles; and
●	periodically reviewing and evaluating our nominating committee’s charter.

Our nominating committee charter is available on our website at www.beyondair.net under “Investors—Governance”. Information contained on or accessible through this website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.

Director Candidates

Our Board of Directors has a critical role in guiding our strategic direction and overseeing the management of our business, and accordingly, we seek to attract and retain highly qualified directors who have sufficient time to engage in the activities of our Board of Directors and to understand and enhance their knowledge of our industry and business plans. In evaluating the suitability of individual candidates, our Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity; ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to our industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of our operations; diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The core competencies of directors should address accounting or finance experience, market familiarity, business or management experience, industry knowledge, customer-base experience or perspective, crisis response, leadership, and/or strategic planning. Our Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Our Board of Directors will consider candidates for director recommended by stockholders, so long as such recommendations comply with our Certificate of Incorporation, Bylaws, nominating committee charter and applicable laws, rules and regulations, including those promulgated by the SEC. Our Board of Directors will evaluate such recommendations in accordance with our Bylaws and our policies and procedures for director candidates, including our corporate governance guidelines. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact us in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board of Directors.

13

Stockholder Communications

Although we do not have a formal policy regarding stockholder communications with our Board of Directors, stockholders may communicate with our Board of Directors, or any individual director on our Board of Directors, by writing to us at the address of our principal executive offices, addressing the communication to the attention of our Chief Executive Officer, and specifying the Board of Directors or, if applicable, the individual member thereof as the intended recipient of the communication. Our Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board of Directors or to the affairs of our Company. Any correspondence received that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

Currently, Robert F. Carey serves as Chairman of the Board and Robert S. Goodman serves as Chief Executive Officer. Mr. Goodman sets the strategic direction for the Company and provides day-to-day leadership. As Chairman of the Board of Directors, Mr. Carey oversees the agenda for board meetings in collaboration with the other board members. We believe that this structure provides appropriate leadership and oversight of the Company and facilitates effective functioning of both management and our Board of Directors. Our Board of Directors will continue to reassess the structure to determine what is in the best interests of the Company and stockholders.

The Board of Directors oversees our exposure to risk through its interaction with management and receipt from management of periodic reports outlining matters related to financial, operational, regulatory, legal and strategic risks. While our Board of Directors has overall responsibility for risk oversight, our audit committee oversees cybersecurity risk matters, and our Chief Technology Officer reports to the audit committee on a quarterly basis on information technology and cybersecurity matters, including key information technology risks, and promptly apprises the audit committee and our full Board of Directors of cybersecurity incidents consistent with our incident response program. Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics that applies to all our directors, officers (including our Chief Executive Officer, Chief Financial Officer and any person performing similar functions) and employees. We have made our Code of Business Conduct and Ethics available on our website at www.beyondair.net under “Investors—Governance”. We expect that any future amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website. Information contained on or accessible through this website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.

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Insider Trading Policy and Hedging Transactions

We have adopted an Insider Trading Policy reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. The Insider Trading Policy establishes clear guidelines to prevent insider trading and upholds the Company’s reputation for integrity and ethical conduct.

The Insider Trading Policy applies to all transactions in the Company’s securities, including but not limited to common stock, options to purchase common stock, and any other securities the Company may issue. It covers all directors, officers, employees of the Company, and any family members or entities whose transactions in Company securities are directed by or under the influence or control of those persons. The Company is committed to rigorously enforcing this policy to prevent insider trading and protect all stakeholders’ interests.

Our Insider Trading Policy requires that all speculative hedging by our employees (including officers) and directors be pre-cleared by the Company and prohibits the purchase of public puts and calls by such individuals, in each case, even when not in possession of material non-public information. Except for the foregoing, we do not have a policy that prohibits our directors and our officers and other employees from purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars, and exchange funds, or to otherwise engage in transactions that hedge or offset, or that are designed to hedge or offset, risks of any decrease in the market value of our common stock or other equity securities granted to the employee or director as part of their compensation, or held, directly or indirectly, by the employee or director. Therefore such transactions described in the foregoing sentence are generally permitted.

Clawback Policy

The Board of Directors adopted a clawback policy effective October 2, 2023 (the “Clawback Policy”) that complies with the final SEC regulations mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Nasdaq Listing Rule 5608. The Clawback Policy provides for recoupment of incentive compensation in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws. The policy applies to current and former executives and requires reimbursement or forfeiture of any excess incentive compensation received by an executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

Reverse Stock Split

On July 13, 2026, the Company effectuated a one-for-twenty (1:20) reverse stock split (the “Reverse Stock Split”). The Company’s common stock began trading on the Nasdaq Stock Market on a split-adjusted basis on July 13, 2026. There was no change to the number of authorized shares of the Company’s common stock or the par value per share of common stock. Any fraction of a share of common stock created as a result of the 2026 Reverse Stock Split was rounded up to the nearest whole share.

All share and per share information have been retroactively adjusted to reflect the Reverse Stock Split for all periods presented. In addition, (i) a proportionate adjustment has been made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of common stock, and (ii) the number of shares reserved for issuance pursuant to our 2013 Equity Incentive Plan has been reduced proportionately.

Director Compensation

Persons serving as both an officer and a director of the Company are only included in the Summary Compensation Table below for the fiscal year ended March 31, 2026.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($) (1) (2)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Dr. William Forbes	-	-	-	-	-	-	-
Erick J. Lucera	-	-	-	-	-	-	-
Yoori Lee	-	-	-	-	-	-	-
Robert F. Carey	-	-	-	-	-	-	-

(1)	During the year ended March 31, 2026, no equity awards were granted to any member of the Board of Directors. As of March 31, 2026, the aggregate number of options to purchase our common stock held by each director on the Board of Directors was as follows: (i) 686 by Dr. Forbes; (ii) 718 by Mr. Lucera; (iii) 706 by Ms. Lee; and (iv) 1,093 by Mr. Carey. As of March 31, 2026, Mr. Carey additionally held an aggregate of 65,000 options to purchase Beyond Cancer’s common stock and 19,125 options to purchase NeuroNos common stock.

(2)	The respective agreements include a change of control provision that would automatically vest any unvested restricted stock or unvested stock options if triggered.

15

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed WithumSmith+Brown, PC (“Withum”), independent registered public accountants, to audit our financial statements for the Transition Period. Withum was appointed on December 17, 2024, after our prior independent registered accounting firm, Marcum LLP (“Marcum”) was dismissed. The dismissal was not related to any disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The reports of Marcum on the consolidated financial statements of the Company as of and for the fiscal years ended March 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except for a paragraph in the report on the consolidated financial statements of the Company as of and for the fiscal year ended March 31, 2024 regarding substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended March 31, 2024 and 2023 and the subsequent interim period through December 17, 2024, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference thereto in their reports. During the fiscal years ended March 31, 2024 and 2023 and the subsequent interim period through December 17, 2024, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Marcum with a copy of the disclosures it made in its Current Report on Form 8-K filed with the SEC on December 20, 2024 (the “Auditor Change 8-K”) and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agreed with the statements made therein and, if not, stating the respects in which it did not agree. A copy of such letter provided by Marcum, dated December 20, 2024, was filed as Exhibit 16.1 to the Auditor Change 8-K.

As stated above, on December 17, 2024, our audit committee approved the appointment of Withum as our independent registered public accounting firm. During the Company’s two fiscal years ended March 31, 2024 and 2023 and the subsequent interim period through December 17, 2024, neither the Company nor anyone on its behalf has consulted with Withum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are defined in Regulation S-K Item 304(a)(1)(iv) and (v), respectively.

Notwithstanding the appointment of Withum and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time if our audit committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Withum as our independent registered public accounting firm for the Transition Period. Our audit committee is submitting the appointment of Withum to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Withum will be present at the Annual Meeting either in person or by teleconference, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of Withum, our Board of Directors may reconsider the appointment.

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Fees Paid to the Independent Registered Public Accounting Firms

On December 17, 2024, our audit committee dismissed Marcum as the Company’s independent registered public accounting firm, and approved the engagement of Withum as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025, effective immediately.

The aggregate fees billed for (i) the fiscal year ended March 31, 2026 for professional services rendered by Withum for the audit of our annual financial statements and in connection with statutory and regulatory filings or engagements for this fiscal period, and (ii) the fiscal year ended March 31, 2025 for professional services rendered by Withum and in part by Marcum were as follows:

	Year Ended March 31, 2026	Year Ended March 31, 2025

Audit Fees	$467,005	$425,673
Audit Related Fees	$-	-
Tax Fees	$-	-
All Other Fees	$-	-
Total	$467,005	$425,673

In the above table, “audit fees” are fees billed by our independent registered public accounting firm for services provided in auditing our annual financial statements and reviewing the interim financial statements included in our Quarterly Reports on Form 10-Q for the subject year. Audit fees also include professional services performed for filing of our registration statement on Form S-3 for equity offerings, Form S-8 for shares of our common stock underlying our 2013 Equity Incentive Plan and for the resale of certain shares of our common stock and other filings. “Audit-related fees” are fees not included in audit fees that are billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit review of our financial statements. “Tax fees” are fees billed by the independent registered public accounting firm for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the independent registered public accounting firm for products and services not included in the foregoing categories.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The audit committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the audit committee before the respective services were rendered.

The Board of Directors has considered the nature and amount of fees billed by Withum and Marcum and believes that the provision of services for activities unrelated to the audit, if any, is compatible with maintaining the independence of each of Marcum and Withum.

Vote Required

The ratification of the appointment of Withum as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present in person, by remote communication, if applicable, or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “against” the proposal. Because the appointment of an independent registered public accounting firm is considered a routine matter under applicable stock exchange rules, there will not be any broker non-votes with respect to this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WITHUM AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the Board of Directors comprised solely of independent directors as required by the Nasdaq listing standards and rules and regulations of the SEC. The audit committee operates under a written charter approved by the Board of Directors, which is available on our website at www.beyondair.net under “Investors—Governance”. Information contained on or accessible through this website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.

The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee will review and assess the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s financial statements. The Company’s independent registered public accounting firm is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

●	reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2026 with management and Withum;
●	discussed with Withum the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
●	received written disclosures and the letter from Withum required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Withum its independence.

Based on the audit committee’s review and discussions with management and Withum, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2026 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Erick J. Lucera (Chair)

Yoori Lee

Robert F. Carey

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act and the rules and regulations of the SEC, we are providing our stockholders with an opportunity to cast an advisory, non-binding vote on the approval of the compensation of our named executive officers. The “named executive officers” are those executive officers who are listed in the Summary Compensation Table. We ask that you provide an advisory vote to approve the following, non-binding resolution on named executive officer compensation:

“RESOLVED, that the stockholders of Beyond Air, Inc. approve the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation section, compensation tables and related footnotes, and narrative disclosures.”

This advisory vote is commonly referred to as a “say-on-pay” vote and is required by Section 14A of the Exchange Act. Because this is an advisory vote, the stockholder vote will not be binding on us. Nevertheless, our compensation committee and Board value the opinions expressed by our stockholders and will take the outcome of the vote into account in future determinations concerning our executive compensation program.

Our executive compensation programs are designed to attract, motivate and retain our executive officers, who are critical to our success. The Executive Compensation section of this proxy statement contains details on the compensation of our named executive officers. Our named executive officers have an interest in this proposal because it relates to their compensation.

We currently hold an advisory vote on the compensation of our named executive officers every two years, consistent with the frequency approved by our stockholders at our 2023 annual meeting. Our most recent advisory vote on named executive officer compensation was held at our annual meeting in November 2024. The next advisory vote on named executive officer compensation is expected to be held at our annual meeting of stockholders to be held in 2028.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation. In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, as well as the directors.

The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit in connection with the establishment of our compensation programs and related policies. In January 2026, the compensation committee directly engaged [          ] LLC (“[          ]”) as its independent compensation consultant. [          ] reports to the compensation committee and may work with management on the compensation committee’s behalf. The compensation committee instructed [          ] to provide executive compensation benchmarking and to develop a retention program framework to support the Company as it executes its strategic plan for 2026. In this role, [          ] reviewed and confirmed an appropriate peer group and survey sources. It also benchmarked the base salary, target annual incentive and target long-term incentive opportunities of our Chief Executive Officer and other senior executives against that market comparison group. Finally, it reviewed the outstanding equity holdings of our senior management team and evaluated potential retention program alternatives. During fiscal year 2026, [          ] did not provide any services to the Company other than its services to the compensation committee. The compensation committee has assessed the independence of [          ], considering the factors set forth in Rule 10C-1(b)(4) under the Securities Exchange Act of 1934, as amended, and the Nasdaq Listing Rules. It concluded that the work performed by [          ] did not raise any conflict of interest.

The compensation committee has full authority to form and delegate authority to one or more subcommittees consisting solely of one or more members of the compensation committee as it deems appropriate from time to time. The compensation committee may delegate to the Chief Executive Officer or any other executive officer the authority to grant equity awards to employees of the Company who are not directors or officers of the Company, on such terms and subject to such limitations as the compensation committee may determine in compliance with Delaware corporate law.

Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers for the fiscal years ended March 31, 2026 and March 31, 2025.

Name and Principal Position	Year	Salary Cost	Option Awards (A)(B)	Total

Robert S. Goodman (1)	2026	$125,616	7,333	$132,950
Chief Executive Officer and Director
Steven A. Lisi (2)	2026	$757,500	$-	$757,500
Former Chief Executive Officer and Chairman of the Board	2025	$555,000	$266,140	$821,140
Daniel Moorhead (3)	2026	$75,833	$44,723	$120,556
Chief Financial Officer
Michael Gaul	2026	$396,923	$-	$396,923
Chief Operating Officer	2025	$372,669	$92,203	$464,872
Douglas Larson (4)	2026	$236,250	$-	$236,250
Former Chief Financial Officer	2025	$324,423	$80,853	$405,276

(A)	This column represents the grant date fair value of awards from Beyond Air, Beyond Cancer and NeuroNos in accordance with stock-based compensation rules under Accounting Standards Codification (“ASC”) Topic 718.

(B)	The respective agreements include a change of control provision that would automatically vest any unvested restricted stock units or unvested stock options if triggered.

(1)	Mr. Goodman joined the Board of Directors in June 2025, and served as Chief Commercial Officer from November 5, 2025, until March 26, 2026, when he was appointed Chief Executive Officer.
(2)	Mr. Lisi resigned as Chief Executive Officer and Chairman of the Board, effective March 26, 2026.
(3)	Mr. Moorhead was appointed as Chief Financial Officer effective January 5, 2026.
(4)	Mr. Larson resigned as Chief Financial Officer effective December 31, 2025.

Employment Agreements with Named Executive Officers

Our employment agreements with our executive officers contain provisions standard for a company in our industry regarding non-competition, confidentiality of information and assignment of inventions.

Employment Agreement with Robert S. Goodman

On September 23, 2026, the Company entered into an employment agreement with Mr. Goodman to continue to serve as the Company’s Chief Executive Officer. The employment agreement does not provide for a fixed term, and Mr. Goodman’s employment will continue until terminated in accordance with its terms.

Pursuant to the employment agreement, Mr. Goodman will receive an annual base salary of not less than $650,000, which the Board may increase from time to time in its sole discretion. Mr. Goodman is eligible for an annual bonus for each fiscal year, as determined by the Board or its Compensation Committee in its sole discretion based on the achievement of management objectives established by the Board or the Compensation Committee. Mr. Goodman’s target annual bonus is 60% of his base salary, and the management objectives shall be structured so that he may earn between 0% and 150% of the target bonus based on the level of achievement of the applicable performance objectives. Except as otherwise provided in the employment agreement, Mr. Goodman must be employed on the payment date to receive an annual bonus. Mr. Goodman is also eligible to participate in the Company’s equity incentive programs and in the insurance and other fringe benefit programs made available to the Company’s officers and key employees, and is entitled to reimbursement of reasonable business expenses.

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If the Company terminates Mr. Goodman’s employment without Cause (other than due to death or Disability) or Mr. Goodman resigns for Good Reason (each as defined in the Employment Agreement), Mr. Goodman will be entitled to his accrued base salary, accrued benefits and any earned but unpaid annual bonus, together with (i) continued payment of his base salary for 12 months, with any unpaid balance accelerated upon a Change in Control (as defined in the Employment Agreement), and (ii) reimbursement of COBRA continuation coverage premiums, subject to his timely election, for the 12-month salary continuation period. If the termination occurs within the period beginning three months before and ending 12 months after a Change in Control, Mr. Goodman will instead receive a lump-sum payment equal to 24 months of his base salary, and the COBRA reimbursement period will be extended to 18 months.

The employment agreement contains customary confidentiality and invention assignment covenants, as well as non-competition and non-solicitation covenants that apply during Mr. Goodman’s employment and for 12 months after the termination of his employment.

Employment Agreement with Steven A. Lisi

Mr. Lisi served as our Chief Executive Officer pursuant to an employment agreement entered into on June 30, 2018, which provided for an annual base salary of $450,000, subject to review by the compensation committee at least annually. On April 1, 2022, Mr. Lisi’s annual base salary was increased to $650,000. In addition to his base salary, Mr. Lisi was eligible to receive a short-term incentive bonus equal to a percentage of his base salary in effect at the end of the fiscal year. The bonus was based partially on performance-weighted bonus objectives established for Mr. Lisi by the Board of Directors for the fiscal year, which included both corporate and individual objectives and were to be discussed with Mr. Lisi before being established. The remainder of the bonus was based on the discretion of the Board of Directors. Mr. Lisi’s target bonus percentage for each fiscal year was 60% of his base salary in effect at the end of that fiscal year. However, the actual short-term incentive bonus determined by the Board of Directors could range from 0% to more than 100% of his base salary. Any short-term incentive bonus was payable on or before April 15 of the following year and could include cash, stock options and restricted stock awards. If paid in stock options or restricted stock awards, the short-term incentive bonus was required to be paid separately from, and independently of, any long-term equity incentive award. Under the employment agreement, Mr. Lisi was also eligible to receive awards of stock options or restricted stock grants as determined from time to time by the Board of Directors or its compensation committee.

Mr. Lisi’s employment agreement contains restrictive covenants relating to non-disclosure of confidential information, assignment of inventions, and non-solicitation of employees and customers. The non-solicitation covenants continue for one year following the termination of his employment for any reason.

On March 26, 2026, Mr. Lisi resigned as the Company’s Chief Executive Officer and as a member of the Board of Directors, and from all other positions with the Company and its subsidiaries, effective March 27, 2026. Mr. Lisi is no longer employed by the Company. His resignation was not the result of any disagreement with the Company or its Board of Directors on any matter relating to the Company’s operations, policies or practices.

In connection with his resignation, on March 27, 2026, the Company and Mr. Lisi entered into a Separation and Release of Claims Agreement (the “Release Agreement”). The Release Agreement contains customary provisions, including a general release of claims by Mr. Lisi in favor of the Company and certain related parties. Under the Release Agreement, the Company agreed to pay Mr. Lisi separation pay of $650,000 as salary continuation over 12 months. The payments are made in accordance with the Company’s regular payroll schedule, less applicable withholdings. The Company also agreed to pay Mr. Lisi’s COBRA premiums for 12 months. In addition, all unvested stock options and restricted stock unit awards held by Mr. Lisi as of March 27, 2026 vested in full on that date and will remain exercisable until March 27, 2028.

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Employment Agreement with Daniel Moorhead

Under an employment agreement between the Company and Mr. Moorhead effective January 5, 2026, Mr. Moorhead receives an annual base salary of $325,000, is eligible for a discretionary bonus, and is eligible to participate in the Plan. On September 23, 2026, Mr. Moorhead’s annual base salary was increased to $463,000. In addition, Mr. Moorhead was granted an employment inducement stock option to purchase 3,500 shares of the Company’s Common Stock. The option is subject to the terms of the Plan and the applicable award agreement between the Company and Mr. Moorhead. Twenty-five percent of the option vests on the first anniversary of the grant date, and the remaining 75% vests in three equal annual installments after that. Any portion of the option that is not exercisable when Mr. Moorhead’s employment ends, for any reason, will not become exercisable afterward.

Pursuant to Mr. Moorhead’s employment agreement, in the event of his termination of employment without “cause” or resignation for “good reason,” as such terms are defined in his employment agreement, subject to Mr. Moorhead’s execution of a release, Mr. Moorhead will be entitled to receive (i) his base salary for a period of six months, payable in accordance with the Company’s regular payroll practices, with an accelerated payment of any balance upon the occurrence of a “change in control,” as such term is defined in his employment agreement, provided that if such termination of employment occurs within three months before or within 12 months after the occurrence of a change in control, the severance payable to Mr. Moorhead will be increased to an amount equal to Mr. Moorhead’s base salary for a period of 18 months and be payable in a single lump sum payment; and (ii) payment or reimbursement (upon presentation of proof of payment) of Mr. Moorhead’s medical insurance premiums at the same level as was in effect on the termination date for a period of six months, which period will increase to 18 months if such termination of employment occurs within three months before or within 12 months after the occurrence of a change in control.

Mr. Moorhead’s employment agreement contains restrictive covenants relating to non-disclosure of confidential information, assignment of inventions, and non-solicitation and non-competition covenants that run for a period of 12 months following his termination of employment for any reason.

Employment Agreement with Michael Gaul

On April 24, 2020, we entered into an employment agreement with Michael Gaul to serve as Senior VP, Operations of the Company, effective May 4, 2020. Mr. Gaul’s employment agreement provides that his employment will continue until either the Company or Mr. Gaul terminates his employment in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Gaul is entitled to receive an annual base salary of $250,000, which is subject to adjustment pursuant to the Company’s employee compensation practices. In April 2022, Mr. Gaul’s base salary was increased to $350,000. On April 1, 2023, Mr. Gaul’s annual salary was increased to $400,000. In addition, pursuant to the employment agreement, Mr. Gaul is eligible to be considered for an incentive bonus for each fiscal year of the Company, which will be awarded based on objective or subjective criteria established by the Chief Executive Officer and approved by the Board or a committee thereof. As of his start date, the Company also granted Mr. Gaul a stock option award, subject to the Company’s 2013 Equity Incentive Plan, for the purchase of 25 shares of the Company’s common stock, at an exercise price of $39.00. This option vests over a four-year period, with 25% of the shares underlying the stock option award vesting on the first anniversary of the date of grant after one-year of continuous service and annually thereafter in three equal installments. This option is in addition to those granted previously to Mr. Gaul pursuant to that certain Consulting Agreement, dated February 26, 2020, which were subsequently repriced to $39.00 per share. On July 1, 2022, Mr. Gaul stepped down as Senior VP, Operations of the Company and assumed the role of Chief Operating Officer. Notwithstanding this titular change, the other terms of his employment agreement with us did not change.

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In the event of Mr. Gaul’s termination by the Company without “cause,” or by Mr. Gaul for “Good Reason,” as such terms are defined in Mr. Gaul’s employment agreement, the Company shall pay severance to Mr. Gaul. Upon any such termination, and subject to the terms of the employment agreement and the Company’s policies, Mr. Gaul will be entitled to receive his base salary for a period of six months, plus an additional month of severance payments for every two months of employment, with such additional amounts to be cumulative and not to exceed a total of 12 months of severance payments. The Company will also continue to contribute to Mr. Gaul’s health and dental benefits in the same proportion as during employment for the same duration as severance payments are made. In the event of a “Change of Control” (as such term is defined in the employment agreement), Mr. Gaul will receive severance payments equal to six months’ base salary and the Company will continue to provide health and dental benefits in the same proportion as during employment for six months. Mr. Gaul will also receive an additional month of severance for every two months of employment, with such amounts to be cumulative and not to exceed a total of 12 months of severance payments. In addition, all of Mr. Gaul’s options to acquire Company stock and restricted common stock awards which have not vested as of the date of termination will become immediately vested as of the date of termination.

Mr. Gaul’s employment agreement also contains customary non-solicitation and non-competition covenants, which covenants remain in effect for one year following any cessation of his employment.

Employment Agreement with Douglas Larson

Pursuant to the terms of an employment agreement between the Company and Mr. Larson dated August 20, 2021. Mr. Larson was to be paid an annual salary of $275,000. In April 2022, Mr. Larson’s annual salary was increased to $300,000. On April 1, 2023, Mr. Larson’s annual salary was increased to $350,000.

Mr. Larson’s employment agreement contains restrictive covenants relating to non-disclosure of confidential information, assignment of inventions, and non-solicitation and non-competition covenants that run for a period of 12 months following his termination of employment for any reason.

Mr. Larson resigned as the Company’s Chief Financial Officer effective December 31, 2025.

Option Awards Granted During the Fiscal Year Ended March 31, 2026

On August 13, 2025, Mr. Goodman was granted options to purchase 188 shares of our common stock with an exercise price of $39.00 per share. The options vest in equal annual installments over four years commencing on December 31, 2025.

On January 5, 2026, Mr. Moorhead was granted options to purchase 3,500 shares of our common stock with an exercise price of $15.80 per share. The options vest in equal annual installments over four years commencing on January 5, 2027.

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Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not have a formal policy regarding the timing of stock option grants. The compensation committee generally grants stock options on a predetermined schedule and does not take material nonpublic information into account when determining the timing or terms of such awards. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Except as set forth below, during the fiscal year ended March 31, 2026, the Company did not grant stock options to any named executive officer during the period beginning four business days before and ending one business day after the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Current Report on Form 8-K that disclosed material nonpublic information.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award ($)	Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information
Robert S. Goodman	August 14, 2025	188	$39.00	$39.20	(27	)%(1)

(1)	This award was granted on August 14, 2025, two business days after the Company filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 after market close on August 12, 2025. The percentage change compares the closing price of the common stock on August 12, 2025 ($63.20) with the closing price on August 14, 2025 ($46.40).

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Equity Compensation Plan Information

We maintain the 2013 Equity Incentive Plan. The 2013 Equity Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance share awards, and other stock-based awards (collectively, the “stock awards”). Stock awards may be granted under the 2013 Equity Incentive Plan to our employees, directors and consultants, other than incentive stock options which may only be granted to employees of the Company.

The maximum number of shares of common stock available for issuance under the 2013 Equity Incentive Plan is 1,680,000 shares.

The 2013 Equity Incentive Plan is scheduled to terminate on August 13, 2028. No stock awards shall be granted pursuant to the 2013 Equity Incentive Plan after such date, but Awards theretofore granted may extend beyond that date. The Board of Directors may suspend or terminate the Plan at any earlier date pursuant to the 2013 Equity Incentive Plan. No stock awards may be granted under the Plan while the Plan is suspended or after it is terminated.

The following table summarizes the total number of outstanding options and shares available for other future issuances of options under the 2013 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan as of March 31, 2026.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under the Equity Compensation Plan (Excluding Shares in First Column)
Equity compensation plans approved by stockholders (1)	31,277	$38.40	46,589	(3)
Equity compensation plans not approved by stockholders (2)	6,560	$26.60	-
Total	37,837	$36.41	46,589

(1)	Represents shares of common stock reserved for future issuance upon exercise of outstanding stock options under the 2013 Equity Incentive Plan that were approved by our stockholders.
(2)	Represents shares of common stock issuable upon exercise of outstanding stock options under the 2013 Equity Incentive Plan that were not approved by our stockholders including 3,688 options issued as inducement awards.
(3)	Represents 44,714 shares of common stock available to be granted under the 2013 Equity Incentive Plan and 1,875 shares of common stock reserved for future issuance under the 2021 Employee Stock Purchase Plan.

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Option Repricing

On November 22, 2024, the Board of Directors approved a stock option repricing, effective November 22, 2024 (the “2025 Option Repricing”). The 2025 Option Repricing was permitted by, and carried out in accordance with, the 2013 Equity Incentive Plan. Under the 2025 Option Repricing, all 26,466 outstanding options granted under the 2013 Equity Incentive Plan that were held by members of the Board of Directors, officers, and employees expected to continue providing services to the Company were repriced, to the extent their exercise price exceeded $216.00. That figure was the closing price per share of the common stock on November 22, 2024. Effective November 22, 2024, the exercise price per share of each of these options was reduced to $216.00.

On November 4, 2025, the Board of Directors approved the repricing of 36,331 outstanding stock options, effective November 4, 2025 (the “2026 Option Repricing”). The 2026 Option Repricing was permitted by, and carried out in accordance with, the Company’s 2013 Equity Incentive Plan. Under the 2026 Option Repricing, all options granted under the 2013 Equity Incentive Plan that were held by members of the Board of Directors, officers, and employees expected to continue providing services to the Company were repriced, to the extent their exercise price exceeded $39.00. That figure was the closing price per share of the common stock on November 3, 2025. The exercise price per share of each of these options was reduced to $39.00.

Outstanding Equity Awards as of March 31, 2026

	Equity awards
Name	Date of Grant	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (5)
Steven A. Lisi*	08/31/2018	1,000	(1)	-	-	39.00	03/27/2028	-	-
	03/31/2019	628	(2)	-	-	39.00	03/27/2028	-	-
	03/11/2020	175	(2)	-	-	39.00	03/27/2028	-	-
	03/04/2021	500	(2)	-	-	39.00	03/27/2028	-	-
	03/03/2022	700	(2)	-	-	39.00	03/27/2028	-	-
	03/29/2023	2,000	(2)	-	-	39.00	03/27/2028	-	-
	03/20/2024	2,375	(2)	-	-	39.00	03/27/2028	-	-
	03/26/2025	2,375	(2)	-	-	39.00	03/27/2028
Robert S.Goodman	08/13/2025	47	(2)	141	-	39.00	08/13/2035	-	1,946
Daniel Moorhead	01/05/2026	-	(2)	3,500	-	15.80	01/05/2036	-	48,300
Michael Gaul	03/11/2020	100	(2)	-	-	39.00	03/11/2030	-	-
	05/04/2020	25	(4)	-	-	39.00	05/04/2030	-	-
	03/04/2021	63	(2)	-	-	39.00	03/04/2031	-	-
	03/03/2022	175	(2)	-	-	39.00	03/03/2032	-	-
	03/29/2023	319	(2)	106	-	39.00	03/29/2033	-	1,463
	03/20/2024	437	(2)	438	-	39.00	03/20/2034	-	6,044
	03/26/2025	250	(2)	750		39.00	03/26/2035	-	10,350
	03/03/2022	-	(3)	-	-	-	-	15	207
Douglas Larson**	09/01/2021	188	(4)	-	-	39.00	03/31/2027	-	-
	03/03/2022	50	(2)	-	-	39.00	03/31/2027	-	-
	03/29/2023	225	(2)	-	-	39.00	03/31/2027	-	-
	03/20/2024	375	(2)	-	-	39.00	03/31/2027	-	-
	03/26/2025	218	(2)	-	-	39.00	03/31/2027	-	-

* Mr. Lisi resigned as Chief Executive Officer and Chairman of the Board, effective March 26, 2026.

**Mr. Larson resigned as Chief Financial Officer, effective December 31, 2025.

(1)	25% options vests immediately, 25% vests December 31, 2018, 25% vests each following December 31.

(2)	25% options vests on December 31 of the year of grant, 25% vests each following December.

(3)	Restricted stock units vest 20% per year, with the first tranche vesting in December in the year of grant.

(4)	25% options vests on the anniversary of the grant, 25% each following year on the anniversary date.

(5)	Market value was calculated based upon the closing stock price on the last trading day of the fiscal year ended March 31, 2026 ($13.80).

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Pay Versus Performance

The following table sets forth information concerning the compensation actually paid to our Principal Executive Officers (PEOs) and to our other Named Executive Officers (NEOs) compared to certain performance measures for the fiscal years ended March 31, 2026 (Fiscal 2026), March 31, 2025 (Fiscal 2025) and March 31, 2024 (Fiscal 2024).

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or our Compensation Committee views the link between company performance and our Named Executive Officers’ pay. Our executive compensation program does not utilize the company’s financial results as the primary indicator to determine executive compensation. We believe that the creation of sustainable long-term stockholder value depends on our ability to both commercialize LungFit PH and successfully advance our pipeline, and ultimately, continue to bring additional product candidates to market. In determining the amount of the annual incentive award for each of our executive officers, including each of our Named Executive Officers, the Compensation Committee evaluated the corporate performance objectives that had been established at the beginning of the fiscal year as well as other corporate and individual achievements and performance throughout the year. These performance objectives included commercial metrics, research and development milestones and other business objectives. Additionally, grants of equity awards, primarily stock options, to our executive officers are intended to incentivize future value creation and to align the long-term interests of our executive officers with shareholders. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

The “Compensation Actually Paid”, which is presented in the table below, is defined by the SEC and does not reflect amounts actually paid, earned or received by our Named Executive Officers. A significant portion of the “Compensation Actually Paid” amounts shown relate to changes in values of unvested awards over the course of the applicable reporting year. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our share price. The ultimate values actually realized by our Named Executive Officers from unvested equity awards, if any, cannot be determined until the awards fully vest and are exercised or settled, as the case may be.

Year	Summary Compensation Table Total for PEO - S. Lisi (1) (4)	Compensation Actually Paid to PEO – S. Lisi (1) (5)	Summary Compensation Table Total for PEO - R. Goodman (2) (4)	Compensation Actually Paid to PEO (2) (5)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (3) (4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (3) (5)	Value of initial fixed $100 investment based on total shareholder return (TSR)	Net Loss (in thousands)
Fiscal 2026	$757,500	$(1,329,069)	$-	$-	$376,865	$262,644	$0.51	$(34,334)
Fiscal 2025	$821,140	$(787,214)	N/A	N/A	$435,074	$26,727	$4.04	$(48,479)
Fiscal 2024	$1,733,000	$(4,130,490)	N/A	N/A	$875,499	$(1,139,505)	$25.78	$(64,295)

(1)	Steven A. Lisi served as our Chief Executive Officer from July 1, 2017 through March 27, 2026.
(2)	Robert S. Goodman was appointed Chief Executive Officer effective March 27, 2026.
(3)	For Fiscal 2026, our other NEOs were Michael Gaul, Daniel Moorhead and Douglas Larson. For Fiscal 2025, our other NEOs were Michael Gaul and Douglas Larson, and for Fiscal 2024, our other NEOs were Amir Avniel and Michael Gaul.
(4)	The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) in this proxy statement. See the footnotes to the SCT for further details regarding the amounts in these columns.
(5)	In accordance with SEC rules, the Compensation Actually Paid reflected in these columns is computed by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP):

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	Fiscal 2026			Fiscal 2025		Fiscal 2024
	PEO - S. Lisi	PEO - R. Goodman	Non-PEO NEOs	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs
SCT Total Compensation	$757,500	$-	$376,865	$821,140	$435,074	$1,733,000	$875,499
Deduct amounts reported under the “Stock Awards” and “Option Awards” column of the SCT	-	-	(22,362)	(266,140)	(86,528)	(1,083,000)	(427,500)
Total Cash Compensation	757,500	-	354,503	555,000	348,546	650,000	447,999
Add Fair Value of Awards Granted in Fiscal 2026 Unvested as of 3/31	-	-	22,362	266,140	86,528	1,083,000	427,500
Add Change in Fair Value of Awards Granted in Prior Years Unvested as of 3/31	-	-	(51,109)	(1,154,853)	(309,169)	(4,045,130)	(1,412,250)
Add Fair Value of Awards Granted and Vested in Fiscal year as of the Vesting Date	-	-	-	-	-	-	-
Add Change in Fair Value of Awards Granted in Prior Years that Vested during Fiscal year as of the Vesting Date	(2,086,569)	-	(63,112)	(453,501)	(99,178)	(1,818,360)	(602,754)
Deduct Fair Value of any Awards Granted in Prior Years that Failed to Meet Vesting Conditions during Fiscal year	-	-	-	-	-	-	-
Total Compensation Actually Paid	$(1,329,069)	$-	$262,644	$(787,214)	$26,727	$(4,130,490)	$(1,139,505)

Compensation Actually Paid and Cumulative Total Shareholder Return

The graph below compares the compensation actually paid to our PEOs and the average of the compensation actually paid to our remaining NEOs, with our cumulative total shareholder return for the fiscal years ended March 31, 2024, 2025, and 2026. Total Shareholder Return amounts reported in the graph assume an initial fixed investment of $100 on March 31, 2023.

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Compensation Actually Paid and Net Loss

The graph below compares the compensation actually paid to our PEOs and the average of the compensation actually paid to our remaining NEOs, with our net loss (in thousands) for the fiscal years ended March 31, 2024, 2025 and 2026.

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PROPOSAL NO. 4

ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING, IF NECESSARY, TO CONTINUE TO SOLICIT VOTES

Adjournment of the Annual Meeting

In the event that the number of shares of common stock present or represented by proxy is insufficient to establish a quorum for the meeting, or to approve any proposals set forth in this proxy statement, we may move to adjourn the Annual Meeting. This proposal (the “Adjournment Proposal”), if adopted, will allow the Board to adjourn the Annual Meeting to a later date or dates to permit further solicitation of proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited to vote in favor of adjourning, postponing or continuing the Annual Meeting and any later adjournments. If our stockholders approve the adjournment, postponement or continuation proposal, we could adjourn, postpone or continue the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of any proposal, including the solicitation of proxies from stockholders that have previously voted against the proposals. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Required vote and recommendation

In accordance with our Bylaws, the approval of this Adjournment Proposal for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares of our common stock present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting. Abstentions are considered votes present on this proposal, and thus, will have the same effect as a vote “against” the proposal. Because broker non-votes represented by proxy at the Annual Meeting are considered shares present, broker non-votes will have the same effect as a vote “against” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING, IF NECESSARY, TO CONTINUE TO SOLICIT VOTES.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our common stock by each person known by us to beneficially own more than 5.0% of any class of our voting securities together with:

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. Percentage computations are based on 1,665,482 shares of our common stock outstanding as of October 12, 2026.

Under the terms of the warrants issued by us to each of Atlas Diversified Master Fund, Ltd. (“ADMF”) and Robert F. Carey, they may not exercise a warrant to the extent such exercise would cause them, together with their affiliates and any other persons acting as a group with them or any of their affiliates, to have acquired a number of shares of Common Stock which would exceed 9.99%, excluding for purposes of such determination shares of Common Stock issuable upon exercise of warrants that have not been exercised. We refer to the foregoing limitations as the “Ownership Cap.” The share numbers in the table below do not reflect the Ownership Cap, but the figures contained in the “Percentage of Outstanding Shares” column reflect the Ownership Cap applicable to the relevant parties.

Name and Address of Beneficial Owner (1)	Number of Shares		Percentage of Outstanding Shares % (2)
5% Owners
Atlas Diversified Master Fund, Ltd.	2,627,132	(3)	9.99%
Lin Yi-Chien	148,000	(4)	8.89%

Named Executive Officers and Directors
Robert S. Goodman	104,313	(5)	6.01%
Robert F. Carey	72,554	(6)	4.21%
Dr. William Forbes	501	(7)	*
Erick Lucera	605	(8)	*
Yoori Lee	516	(9)	*
Michael Gaul	1,590	(10)	*
Daniel Moorhead	13,020	(11)	*
All executive officers and directors (7 persons)	193,099		17.0%

* Less than one percent (1.0%).

(1)	The address of these persons, unless otherwise noted, is c/o Beyond Air, Inc., 900 Stewart Avenue, Suite 301 Garden City, New York, 11530.

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(2)	Shares of common stock beneficially owned and, except as limited by the Ownership Cap as discussed above, the respective percentages of beneficial ownership of common stock includes for each person or entity shares issuable on the exercise of all options and warrants and the conversion of other convertible securities beneficially owned by such person or entity that are currently exercisable or will become exercisable or convertible within 60 days following October 12, 2026. Such shares, however, are not included for the purpose of computing the percentage ownership of any other person.

(3)	Based on our records and a Schedule 13G/A filed on August 14, 2026 by Balyasny Asset Management L.P., BAM GP LLC, Balyasny Asset Management Holdings LP, Dames GP LLC and Dmitry Balyasny (collectively, the “Reporting Persons”). Includes 852,912 pre-funded warrants and 1,774,220 warrants to purchase common stock. The warrants are subject to a beneficial ownership limitation that prevents the holder from exercising the warrants to the extent that, upon such exercise, the holder would beneficially own in excess of 9.99% of our outstanding common stock. By virtue of its position as the investment manager of Atlas Diversified Master Fund, Ltd., a Cayman Islands exempted company (“ADMF”), the direct holder of our securities, Balyasny Asset Management L.P., a Delaware limited partnership (“BAM”) may be deemed to exercise voting and investment power over our securities held by ADMF and thus may be deemed to beneficially own such securities. By virtue of its position as the General Partner of BAM, BAM GP LLC, a Delaware limited liability company (“BAM GP”) may be deemed to exercise voting and investment power over our securities held directly by ADMF and thus may be deemed to beneficially own such securities. By virtue of its position as the Sole Member of BAM GP, Balyasny Asset Management Holdings LP, a Delaware limited partnership (“BAM Holdings”) may be deemed to exercise voting and investment power over our securities held directly by ADMF and thus may be deemed to beneficially own such securities. By virtue of its position as the General Partner of BAM Holdings, Dames GP LLC, a Delaware limited liability company (“Dames”) may be deemed to exercise voting and investment power over our securities held directly by ADMF and thus may be deemed to beneficially own such securities. By virtue of his position as the Managing Member of Dames, Dmitry Balyasny may be deemed to exercise voting and investment power over our securities held directly by ADMF and thus may be deemed to beneficially own such securities. ADMF, an investment management client of BAM, has the right to receive dividends from, or the proceeds from the sale of, such securities. The principal business address of each of the Reporting Persons is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(4)	Based on a Schedule 13G/A filed on October 2, 2026 and a Form 4 filed on October 13, 2026.

(5)	Includes 69,444 warrants and 47 vested options to purchase common stock.

(6)	Includes 1,266 pre-funded warrants, 56,824 warrants and 581 vested options to purchase common stock.

(7)	Includes 464 vested options to purchase common stock.

(8)	Includes 496 vested options to purchase common stock.

(9)	Includes 484 vested options to purchase common stock.

(10)	Includes 1,370 vested options to purchase common stock.

(11)	Includes 8,680 warrants to purchase common stock.

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RELATED PERSON TRANSACTIONS

Under SEC rules, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of total assets at year-end for the last two completed fiscal years, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and Board of Directors membership. Our audit committee could approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to this committee or the full Board of Directors any potential conflict of interest, or personal interest in a transaction that our Board of Directors is considering. Our executive officers are required to disclose any related-party transaction to the audit committee. We also poll our directors on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Any director involved in a related-party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practicable. The Company has written policies and procedures with respect to related person transactions for managing any such situations.

On September 27, 2024, the Company entered into a binding term sheet for a secured loan with certain lenders including Steven A. Lisi and Robert F. Carey. The term sheet provided for the following expected terms: (i) principal amount of $11,500,000; (ii) ten-year term; (iii) interest of 15% per annum of which 3% shall be payable in cash and 12% payable in kind through June 30, 2026 and thereafter all in cash; (iv) a royalty interest of 8% of the Company’s net sales on a quarterly basis from July 2026 until the facility is repaid in full; and (v) the issuance to Mr. Carey of warrants to purchase 24,717 shares of common stock at an exercise price of $39.00 per share and the issuance to Mr. Lisi of warrants to purchase 8,239 shares of common stock at an exercise price of $39.00 per share. On November 3, 2025, the parties entered into a waiver agreement pursuant to which the lenders consented to the Company’s issuance of a note to a third party in exchange for reducing the exercise price of their warrants from $7.59 per share to $1.95 per share. The terms set forth in the term sheet were memorialized in a loan agreement entered into on November 1, 2024 (the “Original Loan Agreement”)

On June 2, 2025, the Company received $2 million of advanced financing from Mr. Carey. On November 3, 2025, the Company amended and restated the Original Loan Agreement to provide for and finalize the terms of the $2 million of additional loans and the issuance of new five-year warrants to purchase up to 25,642 shares of the Company’s common stock with an exercise price of $39.00 per share.

As of June 30, 2026, the Company owed Mr. Carey $11,500,000, including principal of $9,500,000 and accrued interest of $2 million. The Company paid Mr. Carey interest of $55,000 during the fiscal year ended March 31, 2025, $0.3 million during the fiscal year ended March 31, 2026 and $81,000 during the quarter ended June 30, 2026. The Company has made no principal payments to date.

As of June 30, 2026, the Company owed Mr. Lisi $3,100,000, including principal of $2,500,000 and accrued interest of $60,000. The Company paid Mr. Lisi interest of $19,000 during the fiscal year ended March 31, 2025, $82,000 during the fiscal year ended March 31, 2026 and $22,000 during the quarter ended June 30, 2026. The Company has made no principal payments to date.

On July 29, 2026, in a private placement of its securities, the Company issued Mr. Goodman (i) 34,722 shares of common stock and (ii) Series A and Series B warrants, each to purchase 34,722 shares of common stock and Mr. Moorhead (i) 4,340 shares of common stock and (ii) Series A and Series B warrants, each to purchase 4,340 shares of common stock. Each share was sold with one Series A warrant and one Series B warrant at a combined price of $5.76 per share and accompanying Series A and Series B warrant. The Series A and Series B warrants are immediately exercisable at $5.51 per share. Subject to the applicable registration provisions, the Series A warrants expire on the earlier of the first anniversary of issuance and 45 days following FDA approval of the Company’s pending premarket approval supplement for LungFit PH II, and the Series B warrants expire five years after issuance.

There were no other transactions to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements that are described in the “Executive Compensation” and “Director Compensation” sections above.

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OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended March 31, 2026, all of our officers, directors and greater than 10% beneficial owners have complied with Section 16(a) filing requirements on a timely basis, other than the following: (i) Mr. Lisi, our former Chief Executive Officer and Chairman, filed one Form 4 reporting the cancellation of certain warrants and the issuance of new warrants on November 3, 2025, one business day late on November 6, 2025; (ii) Mr. Carey filed one Form 4 reporting transactions related to the option repricing effective November 4, 2025, one business day late on November 7, 2025; (iii) Mr. Gaul filed one Form 4 reporting transactions related to the option repricing effective November 4, 2025, fourteen business days late on November 24, 2025; and (iv) Ms. Lee filed one Form 4 reporting transactions related to the option repricing effective November 4, 2025, fourteen business days late on November 24, 2025.

Fiscal Year 2026 Annual Report and SEC Filings

Our financial statements for our fiscal year ended March 31, 2026 are included in our Annual Report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our Annual Report are posted on our website at www.beyondair.net and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Beyond Air, Inc., Attention: Investor Relations, 900 Stewart Avenue, Suite 301, Garden City, NY 11530. Information contained on or accessible through this website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.

* * *

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The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Garden City, NY
October 30, 2026

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Beyond Air®
The Magic of Breathing

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04713-Z94111

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEYOND AIR, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect five directors, each to hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert S. Goodman
02) Robert F. Carey
03) Dr. William Forbes
04) Yoori Lee
05) Erick J. Lucera

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

T04714-Z94111

The stockholder(s) hereby appoint(s) Robert Goodman and Adam Newman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Beyond Air, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side